SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                              DATAWATCH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------
(2)    Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)    Total fee paid:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

(1)    Amount previously paid:

--------------------------------------------------------------------------------
(2)    Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
(3)    Filing Party:

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(4)    Date Filed:

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
                              DATAWATCH CORPORATION

                                175 CABOT STREET
                                    SUITE 503
                           LOWELL, MASSACHUSETTS 01854

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

================================================================================

TO THE STOCKHOLDERS OF Datawatch Corporation:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Datawatch Corporation, a Delaware corporation (the "Company"), will be held on Monday, July 23, 2001, at 10:00 a.m., Eastern time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, 02110 for the following purposes:

     1. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company's issued and outstanding common stock at a ratio to be determined by the Board of Directors of the Company, in its sole discretion, such that when multiplied by the closing price of the common stock on the business day preceding the Special Meeting of Stockholders results in a product between $1.50 and $2.00 per share, inclusive, but which ratio shall not exceed one-for-six whereby one
          (1) share of common stock will be issued in exchange for not more than six (6) shares of common stock currently issued and outstanding (any fractional shares of common stock which result from this share exchange will not be issued, but will be rounded up and exchanged for one (1) whole share of common stock).

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on June 15, 2001, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                              By Order of the Board of Directors


                                              John H. Kitchen, III
                                              SECRETARY

Lowell, Massachusetts
June [__], 2001


                                -----------------




     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                              DATAWATCH CORPORATION
                                175 CABOT STREET
                                    SUITE 503
                           LOWELL, MASSACHUSETTS 01854


                                 PROXY STATEMENT
                                 JUNE [__], 2001

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Datawatch Corporation (the "Company") for use at the Special Meeting of Stockholders of the Company to be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, 02110 on July 23, 2001, at 10:00 a.m., Eastern time, and any adjournments thereof (the "Meeting").

     Only stockholders of record at the close of business on June 15, 2001 will be entitled to notice of and to vote at the Meeting. As of that date, [_________] shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") were outstanding and entitled to vote at the Meeting. Stockholders are entitled to cast one vote for each share held of record at the close of business on June 15, 2001 on each matter submitted to a vote at the Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. The proposal to amend the Company's Restated Certificate of Incorporation and any other matters being submitted to stockholders, requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the proposal. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals will have the effect of negative votes. Broker "non-votes" are not so included.

     At the Meeting, a proposal to amend the Company's Restated Certificate of Incorporation will be subject to a vote of stockholders. Where a choice has been specified on the proxy with respect to the foregoing proposal the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR if no specification is indicated.

     The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of Bruce R. Gardner and Alan R. MacDougall, each of whom is named as attorney-in-fact in the proxies.

     This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about June [__], 2001.

                                   PROPOSAL 1

                         APPROVAL OF REVERSE STOCK SPLIT


     On June 1, 2001 the Board of Directors of the Company approved and recommended to the stockholders that they amend the Company's Restated Certificate of Incorporation to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio to be determined by the Board of Directors of the Company, in its sole discretion, such that when multiplied by the closing price of the Common Stock on the business day preceding the Meeting results in a product between $1.50 and $2.00 per share, inclusive, but which ratio shall not exceed one-for-six (the "Reverse Stock Split"). The exact ratio of this Reverse Stock Split, and the decision of when, if ever, to implement the Reverse Stock Split shall be determined by the Company's Board of Directors in its sole discretion. No other changes to the Company's Restated Certificate of Incorporation are presently under consideration. A copy of the Company's proposed Certificate of Amendment of Restated Certificate of Incorporation is attached as Appendix A to this Proxy Statement.

     If the stockholders approve the Reverse Stock Split, management intends to effect the Reverse Stock Split as soon as practicable subsequent to receiving the requisite stockholder approval and will notify stockholders of the effectiveness of the Reverse Stock Split by a press release. Notwithstanding the foregoing, the Board of Directors of the Company reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to abandon the Reverse Stock Split, if, at any time prior to filing the Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.


REASONS FOR THE REVERSE STOCK SPLIT

     The primary reason for the Reverse Stock Split is to combine the outstanding shares of Common Stock of the Company in order to increase the price per share of the common stock and regain compliance with the minimum bid price requirement for continued listing on The Nasdaq National Market. On December 22, 2000, the Company received a letter from The Nasdaq Stock Market notifying the Company that it's Common Stock failed to maintain a minimum bid price of $1.00 for thirty consecutive trading days as required by the continued listing maintenance standards established by The Nasdaq Stock Market and provided the Company a grace period of 90 calendar days, or until March 22, 2001, to regain compliance with the minimum bid price requirement. On March 23, 2001, the Company received a letter from The Nasdaq Stock Market notifying the Company that the Company did not demonstrate its ability to sustain compliance with the minimum bid price requirement during the 90 day grace period and that the Company's Common Stock would be delisted from The Nasdaq National Market at the opening of business on April 2, 2001. In response to the March 23, 2001 letter, on March 28, 2001 the Company requested an oral hearing with The Nasdaq Stock Market's Hearings Department to appeal the delisting, and the delisting of the Company's Common Stock was stayed pending the outcome of the hearing. On May 10, 2001, the Company's management orally presented its plan to regain compliance with the minimum bid price requirement to the Hearings Department in Washington, D.C.

     On May 30, 2001, the Company received notice from the Nasdaq Listing Qualifications Panel which stated that the Panel was of the opinion that the Company presented a definitive plan that will enable it to evidence compliance with the $1.00 minimum bid price requirement within a reasonable period of time and to sustain compliance with all requirements for continued listing on The Nasdaq National Market over the long term. As such, the Panel determined to continue the listing of the Company's securities on The Nasdaq National Market pursuant to the following exception. On or before June 15, 2001, the Company must file a proxy statement with the Securities and Exchange Commission and The Nasdaq Stock Market evidencing the

Company's intent to seek shareholder approval for a reverse stock split sufficient to remedy the $1.00 bid price deficiency. In addition, on or before July 31, 2001, the Company's Common Stock must evidence a closing bid price of at least $1.00 per share, and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. The notice also stated that the Panel may, in its discretion, require that the Company maintain a bid price at or above $1.00 per share for a period in excess of ten consecutive trading days before determining that the Company has complied with the terms of the exception and demonstrated the ability to maintain long-term compliance. In addition, the notice noted that in order to fully comply with the terms of the exception, the Company must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq National Market, and, in the event the Company fails to comply with any of the terms of the exception, the Company's securities may be transferred to The Nasdaq SmallCap Market, provided the Company is able to demonstrate compliance with all applicable maintenance criteria. Otherwise, the Company's securities would be delisted.

     As of June 15, 2001, the closing bid price for the Company's Common Stock was [$____] and during the 120 trading days preceding June 15, 2001, the closing bid price for the Company's common stock ranged from [$___] to [$___]. If the closing bid price of the Company's Common Stock does not increase to above $1.00 per share by July 31, 2001, and thereafter remain at or above $1.00 per share, it is highly likely that the Company's Common Stock will cease to be listed on The Nasdaq National Market and would not be eligible for listing on The Nasdaq SmallCap Market. Should the Company's Common Stock cease to be listed on The Nasdaq National Market, and if it would not be eligible for listing on The Nasdaq SmallCap Market, it would be traded on the OTC Bulletin Board.

     In addition to the requirement that the Company's Common Stock have a minimum bid price of at least $1.00 per share, in order for the Company's Common Stock to remain listed on The Nasdaq National Market, the Company and its Common Stock are required to continue to comply with various listing maintenance standards established by The Nasdaq Stock Market. Among other things, as such requirements pertain to the Company, the Company is required to maintain net tangible assets of at least $4,000,000 and its Common Stock must: (i) have at least 750,000 shares held by persons other than officers and directors and beneficial holders of more than 10% of the Company's Common Stock (the "Public Float"), (ii) have an aggregate market value of Public Float of at least $5,000,000, (iii) have at least two market makers, and (iv) be held by at least 400 persons who hold at least 100 shares (the foregoing requirements are collectively referred to as the "Maintenance Standard"). The Company is currently in compliance with the Maintenance Standard, although on occasion it has failed to have an aggregate market value of public float of at least $5,000,000 (the "Public Float Requirement"). If the Company's aggregate market value of public float falls below $5,000,000 for 30-consecutive trading days, the Company will not be in compliance with the Public Float Requirement and the Company's Common Stock would be subject to delisting from The Nasdaq National Market. If the Company is subject to delisting for failure to comply with the Public Float Requirement, the Company may be eligible to transfer its securities to The Nasdaq SmallCap Market, which has a lower minimum Public Float Requirement of $1,000,000, provided that the Company and its securities meet all of the other listing standards of The Nasdaq SmallCap Market.

     The Company believes that, if the Reverse Stock Split is implemented, it is likely that the closing bid price of the Company's Common Stock will increase above $1.00 and the Company would be in compliance with the minimum bid price requirement. In determining the exact ratio of the Reverse Stock Split (which will not exceed one-for-six), the Company's Board of Directors, among other things, will consider the minimum bid price requirement, and the bid price of the Company's common stock at the time the Reverse Stock Split is to be effected. The Reverse Stock Split would decrease the number of issued and outstanding shares of Common Stock, presumably increasing the per share market price of the Common Stock; however, the price per share of the Common Stock is also based on the Company's financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of the Common Stock after the Reverse Stock Split will increase in an amount proportionate to the decrease in the number of issued and outstanding shares or will increase at all or that any increase can be sustained for a prolonged period of time. Further, even if the closing bid price of the Company's Common Stock increases to above $1.00, there can be no assurance that the Company will be able to maintain compliance with all of the requirements of the Maintenance Standard. If the Company fails to maintain compliance with one or more requirements of the Maintenance Standard, the Company's Common Stock would be subject to delisting from The Nasdaq National Market, but may qualify for inclusion on The Nasdaq SmallCap Market.

     The Company also believes that the Reverse Stock Split could increase the acceptance of the Company's Common Stock by the financial community and the investing public. Assuming the price per share of the Company's Common Stock increases following the effectiveness of the Reverse Stock Split, the Company believes that the perception of the Company's Common Stock as an investment will improve and that the Company's Common Stock will appeal to a broader market. Due to the extreme volatility of low-priced stocks, management believes that low-priced stocks may be negatively perceived by the investment community. For example, some brokers may be reluctant to, or may not, recommend the purchase of low-priced stocks to their clients, and certain institutional investors may be prohibited from purchasing such stocks or choose not to purchase such stocks. As a result of this limited demand, the price per share of the Company's Common Stock may be adversely affected. Management believes that additional interest in the Company's Common Stock by the investment community is desirable and could result in additional demand for the Company's Common Stock, potentially increasing the bid price of the Common Stock, and could encourage a more stable trading market for the Company's Common Stock; however, there can be no assurance that additional demand will develop or that the trading market for the Company's Common Stock will become more stable.

     Although the Company believes that the Reverse Stock Split will have no detrimental effect on the total value of the Company's Common Stock there can be no assurance that the total value of the Company's Common Stock after the Reverse Stock Split will be the same as before. To the extent that a stockholder's holding is reduced by reason of the Reverse Stock Split to less than 100 shares of Common Stock, the brokerage fees for the sale of such shares will in all likelihood be higher than the brokerage fees applicable to the sale of round lots of shares.

     By decreasing the number of outstanding shares of Common Stock, the Reverse Stock Split will increase the number of shares of the Company's Common Stock available for future issuance. The Company's Restated Certificate of Incorporation currently authorizes the issuance of up to 20,000,000 shares of Common stock and 1,000,000 shares of preferred stock. As of June 15, the Company had [_____] shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. If approved by the Stockholders, the Reverse Stock Split will increase the number of shares of common stock available for future issuance by no greater than approximately [____] shares.

     Although the increased number of authorized but unissued shares of Common Stock could be used for a variety of purposes including for transacting acquisitions or business combinations, management does not currently contemplate issuing shares of Common Stock for such purposes. In addition, the increased number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Restated Certificate of Incorporation or By-laws.


CERTAIN OTHER EFFECTS OF THE REVERSE STOCK SPLIT

     As of June 15, there were [_____] shares of common stock issued and outstanding. Consummation of the Reverse Stock Split would decrease the number of outstanding shares of Common Stock to no less than approximately [____] shares. There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock.

     Subject to the provisions for elimination of fractional shares as described below, consummation of the Reverse Stock Split will not result in a change in the relative equity position or voting power of the holders of Common Stock or the contingent equity position of holders of stock options to purchase shares of the Company's Common Stock.

     In addition, the shares of Common Stock available for issuance under the Company's stock option plans will be reduced to reflect the Reverse Stock Split, and the other relevant terms and provisions of the Company's stock option plans will be appropriately adjusted. The number of shares of Common Stock issuable upon exercise of outstanding stock options issued under the Company's stock option plans will be reduced to give effect to the Reverse Stock Split and the exercise prices for such stock options will be increased to give effect to the Reverse Stock Split.


NO DISSENTER'S RIGHTS

     Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the amendment of the Company's Restated Certificate of Incorporation to effect the Reverse Stock Split.


MANNER OF EFFECTING THE REVERSE STOCK SPLIT

     The ratio of the Reverse Stock Split shall be determined by the Board of Directors of the Company, in its sole discretion, such that when multiplied by the closing price of the Common Stock on the business day preceding the Meeting results in a product between $1.50 and $2.00 per share, inclusive, but which shall not exceed a ratio of one-for-six. The Reverse Stock Split will be effected by the filing of the Certificate of Amendment of the Restated Certificate of Incorporation in substantially the form attached as Appendix A to this Proxy Statement (the "Certificate of Amendment") with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective as of the close of business on the date of filing unless the Company specifies otherwise or the stockholders vote against the Reverse Stock Split (the "Effective Date"). The Board of Directors currently intends to file the Certificate of Amendment as soon as practicable after the stockholders approve its adoption, but reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split and the filing of the Certificate of Amendment if the Board, in its sole discretion, determines that it is not in the Company's best interests or the best interests of the Company's stockholders to do so.

     On the Effective Date, a maximum of six (6) shares of issued and outstanding Common Stock will automatically be combined and changed into one (1) share of "new" Common Stock and each stock certificate representing shares of Common Stock before such date would be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. No additional action on the part of the Company or any stockholder will be required in order to effect the Reverse Stock Split. Stockholders will be requested to exchange their certificates representing shares of Common Stock held prior to the Reverse Stock Split for new certificates representing the shares of "new" Common Stock issued as a result of the Reverse Stock Split. Stockholders will be furnished the necessary materials and instructions to effect such exchange by the Company's transfer agent promptly following the Effective Date. Certificates representing shares of Common Stock held prior to the Reverse Stock Split subsequently presented for transfer will not be transferred on the books and records of the Company until the certificates representing such shares have been exchanged for certificates representing the shares of "new" Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

     In the event any certificate representing shares of Common Stock held prior to the Reverse Stock Split is not presented for exchange upon request by the Company, dividends, if any, that may be declared after the Effective Date with respect to the shares of Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to the public official pursuant to relevant abandoned property laws, will be paid to the holder thereof or his designee, without interest.

     No fractional shares of "new" Common Stock will be issued to any stockholder. Any fractional shares of Common Stock which would result from the Reverse Stock Split will not be issued, but will be rounded up and exchanged for one (1) whole share of the "new" Common Stock. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of "new" Common Stock will, upon surrender of their certificates representing shares of Common Stock held prior to the Reverse Stock Split, receive one (1) share of "new" Common Stock in lieu of such fractional share.


FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The following discussion of United States federal income tax consequences of the Reverse Stock Split is based upon the provisions of the Internal Revenue Code of 1986, as amended, as in effect on the date of this Proxy Statement, current regulations, judicial authority and current administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the Reverse Stock Split. In addition, there may be foreign, state or local tax consequences that are not discussed herein.

     The combination and exchange of the shares of Common Stock held prior to the Reverse Stock Split into shares of "new" Common Stock is intended to be a tax-free transaction. The "new" Common Stock received by a stockholder generally will have (i) a holding period that includes the period during which the Common Stock surrendered in exchange therefor was held and (ii) a tax basis equal to the tax basis of the Common Stock surrendered in exchange therefor. THIS DISCUSSION SHOULD NOT BE CONSIDERED TAX ADVICE.

                      ------------------------------------

     The affirmative vote of a majority of the shares of the Company's issued and outstanding Common Stock is required to approve Proposal 1. Unless otherwise indicated, properly executed Proxies will be voted in favor of Proposal 1.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                            A VOTE "FOR" PROPOSAL 1.

                                   MANAGEMENT

DIRECTORS:

     Bruce R. Gardner, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Gardner, age 58, a founder and director of the Company, has been the President and Chief Executive Officer since November 1997. Prior to becoming President and Chief Executive Officer, Mr. Gardner served as Chief Financial Officer and Treasurer since the Company was founded in 1985, and was a Senior Vice President until June 1993 when he became Executive Vice President. Mr. Gardner is a director of ACT Manufacturing, Inc.

     Jerome Jacobson, DIRECTOR. Mr. Jacobson, age 79, has been a director of the Company since 1987. Mr. Jacobson is a private investor and business consultant and serves as a strategic advisor to several firms. Mr. Jacobson is a director of Merrill Lynch Venture Capital, II.

     Richard de J. Osborne, CHAIRMAN OF THE BOARD. Mr. Osborne, age 67, has been Chairman of the Board of Directors of the Company since January 2001. From 1985 to 1999, Mr. Osborne was Chairman of the Board and Chief Executive Officer of ASARCO Incorporated, which is an integrated producer of copper and other metals. Mr. Osborne is a director of Schering-Plough Corporation, The Goodrich Company, Birmingham Steel Corporation, NACCO Industries, Inc. and The Tinker Foundation.

     Terry W. Potter, DIRECTOR. Dr. Potter, age 53, has been a director of the Company since April 1998. Since January 1998, Dr. Potter has been the President of Venture Solutions and Development, Inc., which provides consulting services to high technology start-up companies, spin-outs, and Fortune 100 companies. From 1992 to 1997 he was the President of Modular Group, the parent company of Advanced Modular Solutions, and from 1994 to 1997 he was the President of Advanced Modular Solutions, a wholly-owned subsidiary of Modular Group which develops client-server computers and solutions.

     David T. Riddiford, DIRECTOR. Mr. Riddiford, age 65, has been a director of the Company since 1989. Since 1987, Mr. Riddiford has been a general partner of Pell, Rudman Venture Management, L.P., which is the general partner of PR Venture Partners, L.P., a venture capital affiliate of Pell, Rudman & Co., Inc., an investment advisory firm. He has also been a general partner of Venture Founders Capital, a venture capital partnership, since 1984. Mr. Riddiford is also a director of Vicor Corporation.

     James Wood, DIRECTOR. Mr. Wood, age 71, has been a director of the Company since January, 2001. From 1980 to 1997, Mr. Wood was Chairman of the Board and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. and its Co-Chief Executive Officer from 1987 to 1998. Mr. Wood is a director of Schering-Plough Corporation.

NON-DIRECTOR EXECUTIVE OFFICERS:

     Robert Hagger, SENIOR VICE PRESIDENT OF INTERNATIONAL OPERATIONS, MANAGING DIRECTOR OF DATAWATCH International. Mr. Hagger, age 52, joined Datawatch as Managing Director of Datawatch International on March 4, 1997 and assumed the title of Senior Vice President of International Operations on November 1, 1997. Mr. Hagger, since 1993, was founder and Managing Director of Insight Strategy Management Ltd. Prior to that he was Managing Director of Byrne Fleming Ltd.

     John H. Kitchen, III, VICE PRESIDENT OF MARKETING AND SECRETARY. Mr. Kitchen, age 45, assumed the position of Vice President of Marketing on July 1, 2000 and the position of Secretary on March 16, 2001. Prior thereto, and since March, 1998, Mr. Kitchen was the Company's Director of Marketing. Prior to that, Mr. Kitchen was a marketing consultant to the Company.

     Linda E. Lammi, VICE PRESENT OF DEVELOPMENT AND TECHNICAL SERVICES. Ms. Lammi, age 47, assumed the position of Vice President of Development and Technical Services on May 16, 1999. Prior thereto, and since March, 1995, Ms Lammi was the Company's Director of Technical Services.

     Alan R. MacDougall, VICE PRESIDENT OF FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER. Mr. MacDougall, age 53, assumed the positions of Vice President of Finance, Chief Financial Officer and Treasurer on December 16, 2000. Prior thereto, and since October, 1997, Mr. MacDougall was the Company's Corporate Controller. Prior to 1997, and since June, 1994, Mr. MacDougall was the Company's Director of Operations.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of June 15, 2001, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) by each director of the Company; (iii) by the Chief Executive Officer of the Company;
(iv) by each executive officer of the Company, other than the Chief Executive Officer, who was serving as such at September 30, 2000 and whose annual compensation exceeded $100,000; and (v) two individuals for whom disclosure would have been provided but for the fact that they were not serving as executive officers at September 30, 2000:


                                           NUMBER OF SHARES       PERCENTAGE OF
NAME AND ADDRESS                             BENEFICIALLY           SHARES OF
OF BENEFICIAL OWNER                             OWNED            COMMON STOCK(1)
-------------------                        ----------------      ---------------

Bruce R. Gardner (2)                           399,703                [____]
   c/o DATAWATCH Corporation
   175 Cabot Street
   Suite 503
   Lowell, Massachusetts  01854

Robert W. Hagger (3)                            92,000                  *
   c/o DATAWATCH Corporation
   175 Cabot Street
   Suite 503
   Lowell, Massachusetts  01854

John Kitchen (4)                                97,500                  *
   c/o Datawatch Corporation
   175 Cabot Street
   Suite 503
   Lowell, MA 01854

Marco D. Peterson (5)                           66,765                  *
   c/o DATAWATCH Corporation
   175 Cabot Street
   Suite 503
   Lowell, Massachusetts  01854

Betsy J. Hartwell (6)                           54,668                  *
   c/o DATAWATCH Corporation
   175 Cabot Street
   Suite 503
   Lowell, Massachusetts  01854

                                           NUMBER OF SHARES       PERCENTAGE OF
NAME AND ADDRESS                             BENEFICIALLY           SHARES OF
OF BENEFICIAL OWNER                             OWNED            COMMON STOCK(1)
-------------------                        ----------------      ---------------

John Loring (7)                                 24,000                  *
   c/o DATAWATCH Corporation
   175 Cabot Street
   Suite 503
   Lowell, Massachusetts  01854

Jerome Jacobson (8)                             64,995                  *
   4200 Massachusetts Avenue, N.W.
   Suite 114
   Washington, District of Columbia 20016

Richard de J. Osborne (9)                      390,745                [____]
   c/o DATAWATCH Corporation
   175 Cabot Street
   Suite 503
   Lowell, Massachusetts  01854

Terry W. Potter (10)                            26,995                  *
   c/o DATAWATCH Corporation
   175 Cabot Street
   Suite 503
   Lowell, Massachusetts  01854

David T. Riddiford (11)                         57,414                  *
   150 Blackwall Ct.
   Box 561
   Boca Grande, Florida 33921

James Wood (12)                              2,017,390                [____]
   c/o DATAWATCH Corporation
   175 Cabot Street
   Suite 503
   Lowell, Massachusetts  01854

Christopher Cox (13)                         1,552,420                [____]
   c/o WC Capital, LLC
   116 East Saddle River Road
   Saddle River, New Jersey 07458

WC Capital, LLC (14)                         1,552,420                [____]
   c/o James Wood
   116 East Saddle River Road
   Saddle River, New Jersey 07458

                                           NUMBER OF SHARES       PERCENTAGE OF
NAME AND ADDRESS                             BENEFICIALLY           SHARES OF
OF BENEFICIAL OWNER                             OWNED            COMMON STOCK(1)
-------------------                        ----------------      ---------------

All current directors and executive          3,222,195                [____]
   officers as a group (10 persons)(15)

------------------

*Less than one percent.

(1) The number of shares of Common Stock deemed outstanding includes (i) [__________] shares of Common Stock outstanding as of June 15, 2001 and
     (ii) with respect to each individual, an aggregate of 432,985 options to purchase shares of Common Stock which may be exercised by such individuals within 60 days of June 15, 2001.

(2) Includes 105,000 options that may be exercised within 60 days of June 15, 2001.

(3) Includes 92,000 options that may be exercised within 60 days of June 15, 2001.

(4) Includes 62,000 options that may be exercised within 60 days of June 15, 2001.

(5) Beneficial ownership is shown as of January 22, 2001. Effective as of June 30, 2000, Mr. Peterson resigned as an executive officer and effective as of December 31, 2000 Mr. Peterson terminated his employment with the Company.

(6) Effective as of December 16, 2000 Ms. Hartwell resigned as an executive officer of the Company, but continues to be employed by the Company, providing transition assistance to her replacement. Includes 29,000 options that may be exercised within 60 days of June 15, 2001.

(7) Beneficial ownership is shown as of January 22, 2001. Effective as of June 30,2000, Mr. Loring resigned as an executive officer and effective as of March 31, 2001 Mr. Loring terminated his employment with the Company. Includes 24,000 options that may be exercised within 60 days of June 15, 2001.

(8) Includes 46,995 options that may be exercised within 60 days of June 15, 2001.

(9) Includes 322,580 shares held by Carnegie Hill Associates, LLC. Mr. Osborne is the Managing Principal of Carnegie Hill Associates, LLC and may be deemed a beneficial owner of the shares held by Carnegie Hill Associates, LLC. Mr. Osborne disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(10) Includes 26,995 options that may be exercised within 60 days of June 15, 2001.

(11) Includes 46,995 options that may be exercised within 60 days of June 15, 2001.

(12) Includes 1,552,420 shares held by WC Capital, LLC as reported on a Schedule 13D filed with the Securities and Exchange Commission on January 22, 2001. According to the Schedule 13D, Mr. Wood, as a Managing Principal of WC Capital, LLC, shares the power to vote and dispose of all 1,552,420 shares of the Common Stock of the Company held by WC Capital, LLC.

(13) As reported on a Schedule 13D filed with the Securities and Exchange Commission on January 22, 2001 reflecting beneficial ownership of the Company's Common Stock as of January 12, 2001. According to the Schedule 13D, as a Managing Principal of WC Capital, LLC, Mr. Cox shares the power to vote and dispose of all 1,552,420 shares of the Common Stock of the Company held by WC Capital, LLC.

(14) As reported on a Schedule 13D filed with the Securities and Exchange Commission on January 22, 2001 reflecting beneficial ownership of the Company's Common Stock as of January 12, 2001. According to the Schedule 13D, WC Capital, LLC shares the power to vote and dispose of all 1,552,420 shares of the Common Stock of the Company that it holds.

(15) Includes 446,904 options that may be exercised within 60 days of June 15, 2001. Excludes shares held by Messrs. Peterson and Loring and Ms. Hartwell, as each of these individuals resigned as executive officers of the Company prior to June 15, 2001. Includes Mr. MacDougall and Ms. Lammi, as each of these individuals is currently serving as an executive officer of the Company.

                         FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000 and March 31, 2001 are incorporated herein by reference. You may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains information that the Company files electronically with the SEC. The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for copies should be directed to Datawatch Corporation, 175 Cabot Street, Suite 503, Lowell, Massachusetts 01854, Attn: Investor Relations.


                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than November 3, 2001. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company is December 7, 2001. The Company may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the annual meeting of stockholders if notice concerning proposal of such matter was not received prior to December 7, 2001. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested.


                            EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.


                                 OTHER BUSINESS

         The Board of Directors knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                                                                      APPENDIX A
                                                                      ----------

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION


     Datawatch Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That, at a meeting of the Board of Directors held on June 1, 2001 the Board of Directors of Datawatch Corporation (the "Corporation") duly and validly adopted the following resolutions:

RESOLVED:   That a proposed amendment to the Restated Certificate of
            Incorporation of the Company (the "Amendment"), effecting a change in Article FOURTH thereof so that said Article FOURTH shall be amended as set forth in Exhibit A hereto, is recommended to the stockholders for approval as being in the best interests of the Company.

            SECOND: That the stockholders of the Corporation duly adopted such resolution at a Special Meeting of Stockholders held on July 23, 2001, in accordance with the provisions of
                      Section 211 of the General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Datawatch Corporation, has caused this certificate to be executed by __________________, its ___________________________, and attested to by _____________, its __________________________, on this __ day of
___________, 2001.


                                                DATAWATCH CORPORATION

                                                By:  _______________________
                                                     Name:
                                                     Title:

ATTEST:

By:  ________________________
     Name:
     Title:

                                                                       EXHIBIT A
                                                                       ---------


     The first paragraph of Article FOURTH shall be deleted in its entirety and replaced with the following two paragraphs:

     Effective upon the filing of a Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Date"), each [INSERT REVERSE STOCK SPLIT RATIO] shares of Common Stock, $.01 par value per share (the "Old Common Stock"), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $.01 par value per share (the "New Common Stock"), of the Corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be rounded up and exchanged from one (1) whole share of New Common Stock). Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined below).

     The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 21,000,000 shares, consisting of 20,000,000 shares of Common Stock with a par value of One Cent ($.01) per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock with a par value of One Cent ($.01) per share ( the "Preferred Stock").

                              DATAWATCH CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                JUNE [___], 2001

                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints BRUCE R. GARDNER and ALAN R. MACDOUGALL, and each or both of them, proxies, with full power of substitution to vote all shares of stock of Datawatch Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Monday, July 23, 2001, at 10:00 a.m. Eastern time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, 02110, and at any adjournments thereof, upon matters set forth in the Notice of Special Meeting of Stockholders and Proxy Statement dated June [____], 2001, a copy of which has been received by the undersigned.

--------------------------------------------------------------------------------
                                SEE REVERSE SIDE
--------------------------------------------------------------------------------

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark votes as in this example.

--------------------------------------------------------------------------------

     1.To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company's issued and outstanding common stock at a ratio to be determined by the Board of Directors of the Company, in its sole discretion, such that when multiplied by the closing price of the common stock on the business day preceding the Special Meeting of Stockholders results in a product between $1.50 and $2.00 per share, inclusive, but which ratio shall not exceed one-for-six whereby one (1) share of common stock will be issued in exchange for not more than six (6) shares of common stock currently issued and outstanding (any fractional shares of common stock which result from this share exchange will not be issued, but will be rounded up and exchanged for one (1) whole share of common stock).

--------------------------------------------------------------------------------

           FOR     AGAINST     ABSTAIN
           [ ]       [ ]         [ ]


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY.

                                                       MARK HERE
                                                       FOR ADDRESS  [ ]
                                                       CHANGE AND
                                                       NOTE AT LEFT

     (Please sign exactly as your name appears hereon. If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before signing.)

     Signature: __________________________________
     Date_____________
     Signature: __________________________________
     Date____________